CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Catalina Coatings, Inc.
Tuscon, Arizona

We hereby consent to the incorporation by reference in the respective Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-80466, 33-61215 and 33-39337) and on Form S-3 (No. 33-48342) of our report dated February 9, 1996, relating to the financial statements of Catalina Coatings, Inc. included in Form 8-KA of Presstek, Inc. for event dated February 15, 1996.

We also consent to the references to us under the caption "Experts" in the Prospectuses.

/s/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP

New York, New York
September 3, 1996